UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 15, 2022

RICEBRAN TECHNOLOGIES
(Exact Name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation)

0-32565		87-0673375
(Commission File Number)		(IRS Employer Identification No.)

25420 Kuykendahl Rd., Suite B300 Tomball, TX		77375
(Address of principal executive offices)		(Zip Code)

(281) 675-2421
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value per share	RIBT	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02         Results of Operations and Financial Condition.

       On March 17, 2021, RiceBran Technologies issued a press release announcing certain financial results for the three and twelve months ended December 31, 2021. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in this Current Report on Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 3.01          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 15, 2022, RiceBran Technologies (the “Company”) received a notice (the “Notice) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it has been granted an additional 180 calendar days, or until September 12, 2022, to regain compliance with the minimum closing bid price of $1.00 per share (the “Minimum Bid Price Requirement”) as required by Nasdaq Listing Rule 5550(a)(2) for continued listing on The Nasdaq Capital Market.

As previously reported by the Company in its Form 8-K filed on September 20, 2021 with the U.S. Securities and Exchange Commission, on September 15, 2021, the Company received a notice from the Staff that the Company had not been in compliance with the Minimum Bid Price Requirement for a period of 30 consecutive business days.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company had a period of 180 calendar days from the date of the notification, or until March 14, 2022 (the “Initial Compliance Date”), to regain compliance with the Minimum Bid Requirement.

The Company did not regain compliance with the Minimum Bid Price Requirement by the Initial Compliance Date. In accordance with Nasdaq Listing Rule 5810(c)(3)(A)(ii), the Company provided a written notice to Nasdaq of its intent to cure the deficiency and has been afforded a second 180 calendar day period to regain compliance with the Minimum Bid Price Requirement.

According to the Notice, if at any time before September 12, 2022, the closing bid price of the Company’s common stock is at least $1.00 per share for a minimum of 10 consecutive business days, the Staff will provide written notification that the Company has achieved compliance with the Minimum Bid Price Requirement, and the common stock will continue to be eligible for listing on The Nasdaq Capital Market. If, however, compliance with the Minimum Bid Price Requirement cannot be demonstrated by September 12, 2022, the Staff will provide written notification that the Company’s common stock will be subject to delisting. At that time, the Company may appeal the Staff’s delisting determination to a Nasdaq Hearing Panel (the “Panel”). There can be no assurance that, if the Company does appeal the Staff’s delisting determinations to the Panel, such appeal would be successful.

The Company intends to monitor the closing bid price of its common stock and may, if appropriate, consider implementing available options to regain compliance with the Minimum Bid Price Requirement under the Nasdaq Listing Rules, including, if necessary, affecting a reverse stock split. Management remains vigilant with the Company’s business strategy and is continuing steps to increase liquidity.

Item 9.01         Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release issued March 17, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICEBRAN TECHNOLOGIES

Date: March 17, 2022	By:	/s/ Todd T. Mitchell
	Name:	Todd T. Mitchell
	Title:	Chief Financial Officer (Duly Authorized Officer)